Exhibit 99.1
PRESS RELEASE

FOR IMMEDIATE RELEASE
CONTACT: Steven Ivester (954) 434-2000
www.voipincorporated.com
sivester@voipincorporated.com

V0IP, INC.
12330 53rd Street - Suite 712 - Ft. Lauderdale, FL 33330


VoIP, Inc. plans Exchange Offer to acquire working control of Internet America, Inc.

FORT LAUDERDALE, Florida. July 7, 2004--VoIP, Inc. (OTCBB "VOII") today announced that it plans to make a stock for stock exchange offer to acquire working control of Internet America, Inc. (OTCBB: GEEK) located in Dallas, Texas.

Under the plan, VoIP, Inc. will register sufficient number of its common stock with the Securities and Exchange Commission under an S-4 Registration Statement, enabling it once registered, to offer the shareholders of Internet America one-half share of VoIP, Inc. for each share of Internet America. The plan is to acquire up to 49% of the outstanding shares of Internet America, giving VoIP, Inc. working control of the Company without affecting Internet America's tax loss carry forward. Once working control is acquired, VoIP, Inc. would distribute part of the acquired Internet America stock to VoIP, Inc. shareholders in form of a stock dividend, which would include all Internet America shareholders who had tendered their stock. Thus Internet America shareholders (those who have tendered their stock) would end up in share ownership in two companies.

Steven Ivester, President and CEO of VoIP, Inc. stated: "Our plan, if consummated, would be a win-win situation for the shareholders of both companies. Internet America's stock which once traded over $54 per share and was listed on Nasdaq, is currently trading around $0.62 per share on the OTCBB, and its business, in my opinion, is part of a dying industry, namely a local/regional ISP who cannot compete with the services that cable and telephone companies can provide to their customers. Recently, Cablevision (NYSE: CVC) announced that they are offering unlimited local and long distance phone calls, plus digital cable television and high-speed internet access for $90 per month. Comcast (NASDAQ: CMCSK), Cox Communications (NYSE: COX), SBC Communications (NYSE: SBC), just to name a few, are offering or will be offering similar packages. Competition will surely lower even these low packaged prices".

"According to information we have received", continued Mr. Ivester, "the current value of subscribers and equipment on hand of Internet America - if sold, would substantially exceed the current per share value of Internet America's common stock. However, as each fiscal quarter goes by, Internet America has less and less subscribers, thus the value diminishes quarter after quarter. Internet America (according to its SEC filings) has lost almost 37% of its subscribers from March 31, 2003 to March 31, 2004".

"Under our plan", continued Mr. Ivester, we would sell off all of the assets of Internet America including its subscriber base, and find a suitable and profitable company with a good future in a different industry as a merger partner".

VoIP, Inc. will shortly commence the preparation of an S-4 Registration statement, which it expects to file with the SEC as soon as possible. VoIP, Inc. retains the right to cancel its plans for the exchange offer in the event that the Board of Directors of Internet America take any action which would increase the current number of outstanding shares of the Company or institute any action that would be considered a poison pill. As per SEC filings, William E. Ladin, Jr., President and CEO of Internet America currently owns 766,254 shares, and Internet America's largest shareholder is MicroCapital LLC, who owns 815,963 shares. "It is the intent of VoIP, Inc., if it succeeds with the proposed exchange offer, to replace current Management of Internet America and to put an end to the wasteful spending of cash which the Company has incurred through instituting numerous lawsuits against various parties during the past two years, which included actions against former board members and an in-house attorney", stated Steven Ivester.

About VoIP, Inc.
VoIP, Inc. is an emerging facilities based global service provider of superior quality Voice over IP based solutions offering residential and business customers more user friendly and affordable ways to communicate today. VoIP, Inc. also manufactures products and provides services to Internet Service Providers, Telecommunication Service Providers and Cable Operators in strategic countries around the world. VoIP, Inc, through its subsidiaries, provides a comprehensive portfolio of IP multimedia based solutions ranging from subscriber based voice services, to SIP based infrastructure design and deployment, to broadband customer premise equipment design and implementation services, as well as engineering design, manufacturing and distribution of wireless broadband technology. VoIP, Inc. has applied for a patent for its state of the art VoIP Multimedia Terminal Adaptor which today supports the FCC Commission's desire for VoIP providers to deliver Emergency 911 Calling, Disability Access, and Law Enforcement Access capabilities to the marketplace.

VoIP, Inc. has aggressively pursued acquisitions in the IP Telephony space and just last week announced the finalization of the DTNet acquisition. Customers of DTNet include six of the top ten cable companies in the United States, National Cable Television Cooperative and Wide Open West. The customer base includes Time Warner (Nasdaq: TWX), Cox (NYSE: COX), Comcast (Nasdaq: CMSA), CableVision (NYSE: CVC), and BrightHouse.

VoIP, Inc subsidiaries include:

- eGlobalphone provides premium VoIP local and long distance calling capabilities to their customers from anywhere in the world utilizing their own existing home or office phone.
- VoIP Solutions manufactures customer premise equipment for indoor and outdoor wireless broadband solutions.
- DTNet Technologies is an industry leader in the design and installation of wireless communication networks including video surveillance over IP to a wide range of industry including small-medium businesses and enterprise and government clients. DTNet is also a primary supplier of cable and DSL/ADSL modems and other customer premise equipment for cable and DSL providers including many of the top cable providers in the US.
- Imax Solutions provides innovative engineering and manufacturing for its IP based multimedia home and office networking products out of its facilities located in South Korea and China.

Further   information   on  VoIP,   Inc.  can  be  obtained  at  its  web  site:
www.voipincorporated.com, or through its Edgar filings on the SEC's website at www.sec.gov/edgar/searchedgar/webusers.htm

Legal Information.

This press release is for informational purposes only and is not an offer to buy or solicit tenders of any shares of Internet America. The proposed stock for stock exchange offer will be made solely under the applicable rules under the Securities Act of 1933.

Safe Harbor.

Statements about the Company's future expectations and all other statements in this press release other than historical facts, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created thereby.

The above information contains information relating to the Company that is based on the beliefs of the Company and/or its management as well as assumptions made by and information currently available to the Company or its management. When used in this document, the words "anticipate," "estimate," "expect," "intend," "plans" "projects," and similar expressions, as they relate to the Company or its management, are intended to identify forward-looking statements. Such statements reflect the current view of the Company regarding future events and are subject to certain risks, uncertainties and assumptions, including the risks and uncertainties noted. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, intended or projected. In each instance, forward-looking information should be considered in light of the accompanying meaningful cautionary statements herein. Factors that could cause results to differ include, but are not limited to, successful performance of internal plans, the impact of competitive services and pricing and general economic risks and uncertainties.